UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Regulation FD Disclosure

Comment regarding Huntington Beach Oil Spill

Today, management of CorEnergy Infrastructure Trust, Inc. (the “Company”) commented on the oil spill that has been reported offshore near Huntington Beach, California, noting that it occurred on a pipeline not owned by the Company. The Company does not own or operate any offshore platforms or pipelines.

The Company has historically received barrels transported by the affected pipeline, at an average of approximately 4,600 bpd over the past four months, equating to average monthly revenue of approximately $98,000 during that time (including the associated pipeline loss allowance). Currently, this production has been shut in and the timing of its return is uncertain. Regardless of the outcome, we do not expect this event to affect our common dividend outlook, which is subject to board approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: October 6, 2021	By:	/s/ Robert L. Waldron
Robert L. Waldron
Chief Financial Officer